HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

                           EXHIBIT 11

         STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                              Three Months Ended
                                                   March 31,
                                                1997            1996
PRIMARY:
 Average shares outstanding                    13,313,423    13,729,596
  Net effect of dilutive stock options
      -- based on the treasury
      stock method using average
      fair value                                   22,585        30,940
  Net effect of guaranteed future shares
      to be issued in connection with
      an agency acquisition                        27,523

  Net effect of future shares to be issued
      in connection with an agency
      acquisition contingent upon performance     110,092
                                               ----------    ----------
  Average number of shares as adjusted         13,473,623    13,760,536
                                               ==========    ==========

  Net income                                   $5,406,716    $5,162,315
                                               ==========    ==========

  Per share amount                                   $.40          $.38
                                                     ====          ====
FULLY DILUTED:
 Average shares outstanding                    13,313,423    13,729,596
  Net effect of dilutive stock options
      -- based on the treasury stock method
      using the end of period  fair value,
      if higher than average fair value            37,648        41,634

  Net effect of guaranteed future shares
      to be issued in connection with
      an agency acquisition                        27,523

  Net effect of future shares to be issued in
      connection with an agency acquisition
      contingent upon performance                 220,184
                                               ----------    ----------

  Average number of shares as adjusted         13,598,778    13,771,230
                                               ==========    ==========

   Net income                                  $5,406,716    $5,162,315
                                               ==========    ==========

  Per share amount                                   $.40          $.37
                                                     ====          ====

Note:  The per share amounts presented for each
period  above  do not  necessarily support amounts in
the statement of consolidated income  because  common
stock  equivalents  are  less  than   3% dilutive.